April 19, 2006                            Mr. Richard G. Spencer
                                          President and Chief Executive Officer
                                          (412) 367-3300
                                          E-mail: rspencer@fidelitybank-pa.com


                        FIDELITY BANCORP, INC. ANNOUNCES
                        --------------------------------
                           SECOND QUARTER EARNINGS AND
                           ---------------------------
                          INCREASED QUARTERLY DIVIDEND
                          ----------------------------

PITTSBURGH, PA - April 19, 2006 - Fidelity Bancorp, Inc. of Pittsburgh, Pennsylvania (NASDAQ: FSBI), the holding company for Fidelity Bank today announced second quarter earnings for the three-month period ended March 31, 2006. Net income for the period was $985,000 or $.32 per share (diluted), compared to $964,000 or $.32 per share (diluted) in the prior year quarter. The Company's annualized return on average assets was .56% and return on average equity was 9.32% compared to .59% and 9.28% respectively, for the same period in the prior year. For the six-month period ended March 31, 2006, net income was $1.95 million, or $.64 per share (diluted), compared to $1.97 million or $.64 per share (diluted) in the prior year period. Annualized return on assets was ..56% and return on equity was 9.28% for the fiscal 2006 period, compared to .61% and 9.41%, respectively, for the same period in the prior year.

Net interest income before provision for loan losses decreased $95,000 or 2.7% to $3.40 million for the three-month period ended March 31, 2006, compared to $3.50 million in the prior year period. For the six months ended March 31, 2006, net interest income before provision for loan losses decreased $240,000 or 3.5% to $6.71 million, compared to $6.95 million in the prior year period.

There was no provision for loan losses recognized in the quarter ended March 31, 2006 compared to $25,000 provided during the quarter ended March 31, 2005. The provision for loan losses decreased to $125,000 for the six-months ended March 31, 2006, compared to $200,000 in the prior year period. Non-performing loans and foreclosed real estate were .30% of total assets at March 31, 2006, and the allowance for loan losses was 168.2% of non-performing loans at that date.

Other income decreased $168,000 or 15.7% to $903,000 for the quarter ended March 31, 2006 compared to $1.07 million for the same period last year. For the six months ended March 31, 2006, other income was $1.84 million, a decrease of $68,000 or 3.6% over the prior year period. The decrease for the current quarter primarily relates to decreased gains on the sale of investment securities of $234,000, partially offset by an increase in deposit service charges and fees of $28,000 and an increase in other operating income of $51,000. The decrease for the six-month period ended March 31, 2005 primarily relates to decreased gains on the sale of investment securities of $176,000, partially offset by an increase in other operating income of $99,000.

Operating expenses for the quarter ended March 31, 2006, decreased $226,000 or 6.7% to $3.14 million compared to $3.37 million for the comparable prior year period. For the six-month period in this fiscal year, operating expenses decreased $196,000 or 3.1% to $6.05 million, compared to $6.24 million in the prior year period. Included in other operating expenses for the prior year quarter ended March 31, 2005, was a pre-tax charge of $430,000 related to a check kiting fraud attributable to one business customer. The customer was unable to provide restitution or adequate collateral at that time; however, as of March 31, 2006 approximately $18,000 has been recovered. The operating expense decrease for the three-month period ended March 31, 2006 is also attributed to a decrease in other operating expenses of $29,000, partially offset by an increase in compensation and benefits expense of $159,000, an increase in office occupancy and equipment of $55,000, and an increase in net loss on foreclosed real estate of $36,000. The operating expense decrease for the six-month period ended March 31, 2006 is also attributed to a decrease in other operating expenses of $34,000, partially offset by increased compensation and benefits expense of $222,000, an increase in office occupancy and equipment of $56,000, and an increase in net loss on foreclosed real estate of $22,000.

Provision for income taxes decreased $33,000 or 15.4% to $181,000 for the quarter ended March 31, 2006 compared to $214,000 for same period last year. For the six months ended March 31, 2006, the provision for income taxes decreased $17,000 or 3.7% to $438,000 compared to $455,000 for the same period last year. The decrease in both periods is primarily attributed to lower pre-tax income.

Total assets were $709.4 million at March 31, 2006, an increase of $31.7 million or 4.7% compared to September 30, 2005, and an increase of $64.8 million or 10.1% compared to March 31, 2005. Net loans outstanding increased $46.6 million or 13.5% to $392.6 million at March 31, 2006 as compared to September 30, 2005, and increased $92.7 million or 30.9% as compared to March 31, 2005. Deposits increased $32.9 million to $399.7 million at March 31, 2006 as compared to September 30, 2005, and increased $37.6 million as compared to March 31, 2005. Short-term borrowings decreased $34.2 million to $77.0 million at March 31, 2006 as compared to September 30, 2005, and increased $4.7 million as compared to March 31, 2005. Long-term debt increased $28.4 million at March 31, 2006 as compared to September 30, 2005, and increased $17.3 million as compared to March 31, 2005. Stockholders' equity was $42.1 million at March 31, 2006, compared to $42.0 million at September 30, 2005 and $41.0 million at March 31, 2005.

INCREASED QUARTERLY DIVIDEND
----------------------------

The Board of Directors of Fidelity Bancorp, Inc. yesterday voted to increase the quarterly cash dividend by $.01 to $.14 per share on the Company's common stock payable May 31, 2006 to stockholders of record May 15, 2006. This represents the 71st uninterrupted quarterly cash dividend paid to stockholders.

Commenting on the dividend declaration, President and Chief Executive Officer Richard G. Spencer stated: "The payment of this cash dividend to $.14 per share, represents an increase of 7.7% our shareholders will receive. The Board of Directors' is pleased to be able to provide this return to our loyal shareholders".

The Company's filings with the Securities and Exchange Commission are available on-line through the Company's Internet website at www.fidelitybancorp-pa.com.

Fidelity   Bancorp,   Inc.  is  the  holding   company  for  Fidelity   Bank,  a
Pennsylvania-chartered, FDIC-insured savings bank conducting business through thirteen offices in Allegheny and Butler counties.

Statements contained in this news release, which are not historical facts, are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by Fidelity Bancorp, Inc. with the Securities and Exchange Commission from time to time.

FIDELITY BANCORP, INC. AND SUBSIDIARIES
INCOME STATEMENT FOR THE THREE AND SIX MONTHS ENDED
MARCH 31, 2006 AND 2005 - UNAUDITED
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                         THREE MONTHS ENDED                          SIX MONTHS ENDED
                                                         ------------------                          ----------------
                                                             MARCH 31,                                   MARCH 31,
                                                             ---------                                   ---------
                                                       2006               2005                    2006                2005
                                                      -------            -------                --------             -------
Interest income:
   Loans                                              $ 5,901            $ 4,508                $ 11,379             $ 8,950
   Mortgage-backed securities                           1,302              1,387                   2,625               2,738
   Investment securities                                1,929              1,856                   3,786               3,670
   Deposits with other institutions                         7                  2                      13                   3
                                                      -------            -------                --------             -------
      Total interest income                             9,139              7,753                  17,803              15,361
                                                      -------            -------                --------             -------

Interest expense:
   Savings deposits                                     2,522              1,850                   4,769               3,694
   Borrowed funds                                       3,009              2,248                   5,920               4,411
   Subordinated debt                                      205                157                     400                 302
                                                      -------            -------                --------             -------
      Total interest expense                            5,736              4,255                  11,089               8,407
                                                      -------            -------                --------             -------
Net interest income before provision
   for loan losses                                      3,403              3,498                   6,714               6,954
Provision for loan losses                                   -                 25                     125                 200
                                                      -------            -------                --------             -------
Net interest income after provision
   for loan losses                                      3,403              3,473                   6,589               6,754
                                                      -------            -------                --------             -------
Other income:
   Loan service charges and fees                           61                 69                     138                 166
   Gain on sale of investment
      and mortgage-backed securities                       71                305                     211                 387
   Gain on sale of loans                                    5                 10                      18                  15
   Deposit service charges and fees                       338                310                     700                 666
   Other operating income                                 428                377                     777                 678
                                                      -------            -------                --------             -------
      Total other income                                  903              1,071                   1,844               1,912
                                                      -------            -------                --------             -------
Operating expenses:
   Compensation and benefits                            1,975              1,816                   3,861               3,639
   Office occupancy and equipment                         333                278                     591                 535
   Depreciation and amortization                          170                184                     345                 370
   Federal insurance premiums                              12                 13                      24                  26
   Loss on foreclosed real estate, net                     99                 63                     104                  82
   Intangible amortization                                  9                 11                      19                  24
   Loss on customer fraud                                   -                430                       -                 430
   Other operating expenses                               542                571                   1,102               1,136
                                                      -------            -------                --------             -------
      Total operating expenses                          3,140              3,366                   6,046               6,242
                                                      -------            -------                --------             -------

Income before income tax provision                      1,166              1,178                   2,387               2,424
Income tax provision                                      181                214                     438                 455
                                                      -------            -------                --------             -------
Net income                                            $   985            $   964                $  1,949             $ 1,969
                                                      =======            =======                ========             =======

Basic earnings per share (1)                          $  0.33            $  0.33                $   0.66             $  0.67
Diluted earnings per share (1)                        $  0.32            $  0.32                $   0.64             $  0.64

(1) Per share earnings have been restated to reflect the 10% stock dividend paid in May 2005.

BALANCE SHEETS - UNAUDITED
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                    MARCH 31, 2006      SEPTEMBER 30, 2005    MARCH 31, 2005
                                                                    --------------      ------------------    --------------
Assets:
   Cash and due from depository institutions                           $   7,306               $   9,234           $   7,935
   Interest-earning demand deposits                                          533                     636               1,125
   Securities available-for-sale                                         176,107                 182,157             186,843
   Securities held-to-maturity                                            96,525                 105,316             114,230
   Loans receivable, net                                                 392,635                 346,076             299,908
   Loans held-for-sale                                                         -                     248                 607
   Foreclosed real estate, net                                               614                     789               1,197
   Federal Home Loan Bank stock, at cost                                  12,208                  12,215              11,488
   Accrued interest receivable                                             3,233                   3,113               3,256
   Office premises and equipment                                           5,164                   5,126               5,150
   Other assets                                                           15,117                  12,869              12,906
                                                                       ---------               ---------           ---------
      Total assets                                                     $ 709,442               $ 677,779           $ 644,645
                                                                       =========               =========           =========
Liabilities and Stockholders' Equity:
Liabilities:
   Deposits                                                            $ 399,670               $ 366,812           $ 362,066
   Short-term borrowings                                                  76,959                 111,141              72,230
   Long-term debt                                                        164,420                 136,035             147,102
   Subordinated notes payable                                             10,310                  10,310              10,310
   Securities sold under agreement to repurchase                           6,515                   6,674               6,665
   Advance payments by borrowers for taxes
      and insurance                                                        2,889                   1,425               2,112
   Other liabilities                                                       6,601                   3,333               3,159
                                                                       ---------               ---------           ---------
      Total liabilities                                                  667,364                 635,730             603,644
                                                                       ---------               ---------           ---------

Stockholders' equity:
   Common stock, $.01 par value per share,
       10,000,000 shares authorized, 3,558,472,
       3,533,632, and 3,191,673 shares issued                                 36                      35                  32
   Treasury stock, 587,955, 587,955, and 534,505 shares                   (9,836)                 (9,808)             (9,808)
   Additional paid-in capital                                             44,581                  44,250              36,369
   Retained earnings                                                       9,667                   8,486              14,925
   Accumulated other comprehensive income,
      net of tax                                                          (2,370)                   (914)               (517)
                                                                       ---------               ---------           ---------

      Total stockholders' equity                                          42,078                  42,049              41,001
                                                                       ---------               ---------           ---------
      Total liabilities and stockholders' equity                       $ 709,442               $ 677,779           $ 644,645
                                                                       =========               =========           =========

(1) Shares  have been  restated to reflect  the 10% stock  dividend  paid in May
2005.

OTHER DATA:
                                                                      AT OR FOR THE THREE MONTH PERIOD ENDED
                                                                                   MARCH 31,
                                                                                   ---------

                                                                            2006                    2005
                                                                            ----                    ----

Annualized return on assets                                                0.56%                   0.59%
Annualized return on equity                                                9.32%                   9.28%
Equity to assets                                                           5.93%                   6.36%
Interest rate spread (tax equivalent)                                      2.01%                   2.30%
Net interest margin (tax equivalent)                                       2.15%                   2.39%
Non-interest expense to average assets                                     1.79%                   2.07%
Loan loss allowance to net loans                                           0.66%                   0.81%
Non-performing loans and real estate
  owned to total assets at end-of-period                                   0.30%                   0.71%


                                                                       AT OR FOR THE SIX MONTH PERIOD ENDED
                                                                                    MARCH 31,
                                                                                    ---------

                                                                            2006                    2005
                                                                            ----                    ----

Annualized return on assets                                                0.56%                   0.61%
Annualized return on equity                                                9.28%                   9.41%
Equity to assets                                                           5.93%                   6.36%
Interest rate spread (tax equivalent)                                      2.05%                   2.31%
Net interest margin (tax equivalent)                                       2.15%                   2.39%
Non-interest expense to average assets                                     1.74%                   1.93%
Loan loss allowance to net loans                                           0.66%                   0.81%
Non-performing loans and real estate
  owned to total assets at end-of-period                                   0.30%                   0.71%


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